EXHIBIT 10.6


July 17, 2008


AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122

And

Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789

And

Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145


RE:  NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT (THIS "AMENDMENT")


Ladies and Gentlemen:

AMCON Distributing Company, a Delaware corporation ("AMCON"), Chamberlin Natural Foods, Inc., a Florida corporation ("Chamberlin Natural"), and Health Food Associates, Inc., an Oklahoma corporation ("Health Food") (AMCON, Chamberlin Natural, and Health Food are each referred to as a "Borrower" and are collectively referred to as "Borrowers") and LaSalle Bank National Association, a national banking association (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself, M&I Marshall & Ilsley Bank (successor by merger to Gold Bank), and all other lenders from time to time party to the Loan Agreement referred to below ("Lenders"), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Loan Agreement"). From time to time thereafter, Borrowers, Agent and Lenders have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Loan Agreement (the Loan Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Agreement hereby is amended as follows:

(a)  The definition of the term "Maximum Loan Limit" appearing in
Section 1.1 of the Agreement is hereby amended and restated to read as follows:

"Maximum Loan Limit" shall mean Sixty Million Four Hundred Fourteen Thousand Nine Hundred Thirty Three and 48/100 Dollars
($60,414,933.48).

(b) The definition of the terms "Confectionary and Tobacco Limit", "Eligible Confectionary Goods" and "Eligible Tobacco Products" are hereby added to Section 1 of the Agreement to read as follows:

"Confectionary and Tobacco Limit" shall mean Five Million and No/100 Dollars ($5,000,000.00).

"Confectionary and Tobacco Advance Limit" shall mean the lesser of (x) up to one hundred percent (100%) of the lesser of cost or market value of Eligible Tobacco Products (inclusive of all excise stamps), plus eighty-five percent (85%) of the lesser of cost or market value of Eligible Confectionary Goods and (y) the Confectionary and Tobacco Limit.

"Eligible Confectionary Goods" shall mean Inventory of AMCON consisting of confectionary goods which are acceptable to Agent in its sole discretion for lending purposes and otherwise constitute Eligible Inventory.

"Eligible Tobacco Products" shall mean Inventory of AMCON consisting of tobacco products such as Cigarette Inventory, cigars, chewing tobacco and other tobacco products which are acceptable to Agent in its sole discretion for lending purposes and otherwise constitute Eligible Inventory.

(c) The following is hereby appended to the end of Section 2(a) of the Agreement to read in its entirety as follows:

Notwithstanding the forgoing, so long as no Event of Default exists or would arise therefrom, the Borrowers may from time to time request that the Lenders provide Revolving Loans in excess of the Maximum Revolving Loan Limit in an amount not to exceed the Confectionary and Tobacco Advance Limit (such advance being referred to herein as the "Confectionary and Tobacco Accordian"). The Confectionary and Tobacco Accordian shall be made, in whole or in part, at the sole discretion of the Agent, by each Lender according to its Pro Rata Share; provided, however, that no Lender shall be obligated to provide Confectionary and Tobacco Accordian advances. The Confectionary and Tobacco Accordian shall not be effective unless and until each of the following conditions have been satisfied:

  (i)  Each advance pursuant to the Confectionary and Tobacco
Accordian shall be subject to the satisfactory review and approval by Agent in its sole discretion;

  (ii)  Each advance pursuant to the Confectionary and Tobacco
Accordian shall be utilized for purchases of inventory which are outside the ordinary course of Borrowers' business to take advantage of favorable vendor terms and pricing variances;

  (iii)  Each advance pursuant to the Confectionary and Tobacco
Accordian shall bear interest at the Prime Rate plus one-quarter of one percent (0.25%) until repaid;

  (iv)  Each advance pursuant to the Confectionary and Tobacco
Accordian shall be due and payable within 45 days of the date of each such advance; and

  (v) The Borrowers shall deliver such other instruments, documents and agreements as the Agent may request in order to effectuate the Confectionary and Tobacco Accordian.
The Agreement shall be deemed amended, without further action, to the extent necessary to effectuate the Confectionary and Tobacco Accordian as contemplated hereby.

(d) Section 10 of the Agreement is amended and restated in its entirety, to read as follows:

10. TERMINATION; AUTOMATIC RENEWAL.

THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL JUNE 30, 2011 (THE "ORIGINAL TERM") AND SHALL AUTOMATICALLY RENEW ITSELF FROM YEAR TO YEAR THEREAFTER (EACH SUCH ONE-YEAR RENEWAL BEING REFERRED TO HEREIN AS A "RENEWAL TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) A BORROWER OR ANY LENDER ELECTS TO TERMINATE THIS AGREEMENT AT THE END OF THE ORIGINAL TERM OR AT THE END OF ANY RENEWAL TERM BY GIVING THE OTHER PARTIES HERETO WRITTEN NOTICE OF SUCH ELECTION AT LEAST NINETY
(90) DAYS PRIOR TO THE END OF THE ORIGINAL TERM OR THE THEN CURRENT RENEWAL TERM. If one or more of the events specified in clauses (A) and (B) occurs, then (i) Agent and Lenders shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Borrowers have repaid all of the Liabilities and this Agreement has terminated, each Borrower shall deliver to Agent and Lenders a release, in form and substance satisfactory to Agent, of all obligations and liabilities of Agent and its Lenders and their officers, directors, employees, agents, parents, subsidiaries and affiliates to such Borrower, and if such Borrower is obtaining new financing from another lender, such Borrower shall deliver such lender's indemnification of Agent and Lenders, in form and substance satisfactory to Agent, for checks which Agent has credited to such Borrower's account, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Borrower's account. If, during the term of this Agreement, Borrowers prepay all of the Liabilities and this Agreement is terminated, Borrowers jointly and severally agree to pay to Agent, for the benefit of the Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) one percent (1%) of the Maximum Loan Limit if such prepayment occurs on or before June 30, 2009 and (ii) one-half of one percent (1/2%) of the Maximum Loan Limit if such prepayment occurs subsequent to June 30, 2009 but on or before June 30, 2010. Notwithstanding the foregoing, no prepayment fee shall be required in the event that such prepayment occurs after June 30, 2010.

(e) Section 12(d) is hereby amended by adding the following sentence to the end of such Section:
Notwithstanding the foregoing, provided no Event of Default has occurred, the Agent shall be limited to two (2) inspections per calendar year.

(f) Agent and the Lenders hereby agree that effective as of the date hereof, Borrowers ability to request that Revolving Loans be made as LIBOR Rate Loans is hereby reinstated and the provisions regarding LIBOR Rate Loans and the procedures regarding the borrowing thereof which were deleted from the Loan Agreement pursuant to that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of February 9, 2006 among the Borrowers, Agent and the Lenders are hereby reinstated in the Loan Agreement.

2. This Amendment shall not become effective until Agent shall have received this Amendment, duly executed by the parties hereto.

3. The representations and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

4. Borrowers agree to pay on demand all costs and expenses of or incurred by Agent (including, but not limited to, legal fees and expenses) in connection with the negotiation, preparation, execution and delivery of this Amendment.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic means shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile or other electronic means also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

6. Except as expressly amended hereby, the Agreement and the Other Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Each Borrower hereby reaffirms its grant of the security interest in the Collateral.

7. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard to conflict of laws principles of such State.



LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By: /s/ Kevin Costello
Title: Senior Vice President




M&I MARSHALL & ILSLEY BANK, as a Lender

By: /s/ Sam Pepper
Title: Executive Vice President


M&I MARSHALL & ILSLEY BANK, as a Lender

By: /s/ Aaron Wiechman
Title: Officer





ACKNOWLEDGED AND AGREED TO this 17th day of July, 2008:

AMCON DISTRIBUTING COMPANY

By: /s/ Andrew C. Plummer
Title: Vice President and Chief Financial Officer


CHAMBERLIN NATURAL FOODS, INC.

By: /s/ Clifford Ginn
Title: Vice President



HEALTH FOOD ASSOCIATES, INC.

By: /s/ Clifford Ginn
Title: Vice President